U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

BEPARIKO BIOCOM
(Name of Small Business Issuer in its charter)

Nevada
(State or Jurisdiction of Incorporation or Organization)

7382
(Primary Standard Industrial Classification Code
Number)

88-0426887
(I.R.S. Employer Identification No.)

8452 Boseck Drive, Suite 272, Las Vegas, Nevada
89145; (702) 228-4688
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue,
Suite 200, Las Vegas, Nevada 89102;
(702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


CALCULATION OF REGISTRATION FEE



Title of each class of securities to be registered
Common shares
Amount to be registered   5,000,000
Proposed maximum offering price per unit    $0.004
Proposed maximum aggregate offering price   $20,000.00
Amount of registration fee   $350.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS


PROSPECTUS
BEPARIKO BIOCOM
5,000,000 Shares
Common Stock
Offering Price $0.004 per Share

BEPARIKO BIOCOM, a Nevada corporation ("Company"), is hereby offering up to 5,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.004 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk
Factors" on page 8).

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Price to  Underwriting  Proceeds to
                Public    Discounts        Issuer
                          And
                          Commissions
Per Share      $0.004         0           $.004

Total Minimum(1)15,000        0           15,000

Total Maximum  $20,000        0          $20,000

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or ualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 1999

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO
PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE
COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY
COUNSEL TO THE COMPANY.

THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION,
TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN
PART, FOR ANY REASON OR FOR NO REASON.  UNTIL
_____________, 1999, ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER
OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES
OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON
TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.   NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN
SUBSEQUENT TO THE DATE THEREOF.   HOWEVER, IF A
MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE
AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING
SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO
HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE
COMPANY.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY
MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF
MATERIAL FACT.  NO PERSON OR ENTITY HAS BEEN
AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR
MAKE A REPRESENTATION, WARRANTY, COVENANT, OR
AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR
CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH
INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR
AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED.

THE COMPANY IS NOT A REPORTING COMPANY.  EACH PERSON
WHO RECEIVES A PROPSECTUS WILL HAVE AN OPPORTUNITY
TO MEET WITH REPRESENTATIVES OF THE COMPANY, DURING
NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST
TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE
INFORMATION INCLUDED IN THIS PROSPECTUS AND TO
OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY.
IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED
WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY
OF ANY OF THE INFORMATION THAT IS INCORPORATED BY
REFERENCE IN THE PROSPECTUS AND THE ADDRESS
(INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER
TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO
ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY
HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY,
THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL
INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

(1) A maximum of 5,000,000 shares may be sold on a "best-efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $15,000.00, the minimum offering, is received. If less than $15,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another
120 days after which all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses.
Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.

(2) No sales commission will be paid in connection with the sales of these shares.

(3) The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."


TABLE OF CONTENTS

                                              PAGE
PROSPECTUS SUMMARY                               1
RISK FACTORS                                     2
USE OF PROCEEDS                                  3
DETERMINATION OF OFFERING PRICE                  4
DILUTION                                         5
PLAN OF DISTRIBUTION                             6
LEGAL PROCEEDINGS                                7
   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                              8
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS

AND MANAGEMENT                                   9

DESCRIPTION OF SECURITIES                       10

INTEREST OF NAMED EXPERTS AND COUNSEL           11

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  12
ORGANIZATION WITHIN LAST FIVE YEARS             13
DESCRIPTION OF BUSINESS                         14
PLAN OF OPERATION                               15
DESCRIPTION OF PROPERTY                         16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  17
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                             18
EXECUTIVE COMPENSATION                          19
FINANCIAL STATEMENTS                            20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE          21

PROSPECTUS SUMMARY
The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached
Exhibits, in their entirety.

The Company

BEPARIKO BIOCOM ("Company") is a Nevada corporation formed on April 2, 1997. The Company's offices are located at 8452 Boseck Drive, Suite 272, Las Vegas,
Nevada 89145; (702) 228-4688. The Company operates on the calendar fiscal year. Currently, the Company has only the principals as employees, and they will be the only employees for the foreseeable future.

This is a business that is organized as an International Corporation; a business to be owned by the public at large and operated in accordance with the directives of the Board of Directors.
Bepariko's management is committed to continually maintain, develop, and enhance its system to meet the changing processing needs of the industry. In developing its service products, Bepariko will be stressing responsiveness to the needs of its clients through client contact and customer service.

To best impact the markets and achieve the goal of lowering costs due to loses from fraud and theft it was determined early on that providers needed immediate relief from these financial burdens. It is therefore imperative to personalize the user card within a safe security system that eliminates the possibility of human error. Therefore, that system must identify the user by connecting the card to a database system that identifies the User card owner.

The Offering

Shares of the Company will be offered at $0.004 per Share. See "Plan of Distribution, page. The minimum purchase required of an investor is $300.00. If all the Shares offered are sold the net proceeds to the Company will be $20,000.00 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for the Company.

Liquidity of Investment


Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk
Factors, page 8."

Risk Factors

An investment in the company involved risks due in part to no previous operating history of Company, as well as competition in this field of business.
Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors, page 8."

RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE
IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY
SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD
TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH
PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE,
CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS
AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION
SET FORTH IN THIS PROSPECTUS.

Lack of Prior Operations and Experience

The Company is newly reorganized, has no revenues
yet from operations, and has no assets. There can be
no assurance that the Company will generate revenues
in the future; and there can be no assurance that
the Company will operate at a profitable level.  See
"Business and Properties."   If the Company is
unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Dependence on Security Industry

The Company's business is influenced by the rate of use and expansion in the Security industry.
Declines in the industry may influence the Company's revenues adversely.

Influence of Other External Factors

Security management is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of security management will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the general state of the economy (including the rate of inflation, and local economic conditions), and the state of the nations industry, all of which can affect peoples and companies discretionary spending, while can in turn affect the demand for security measures. Factors, which leave less money in the hands of potential clients of the Company, will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted.

Competition

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in these areas have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele.
There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things.
The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management

The Company's success is dependent upon the hiring of key technical personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company.
Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience is managing companies in the same business as the Company.

In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company.
Investors will only have rights associated with minority ownership interest rights to make decisions, which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Lack of Diversification

The size of the Company makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business.
Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of
Directors

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards.
Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's
Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required

Even if all of the 5,000,000 Shares offered hereby are sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by the Company for expansion;
and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for the Company to become operational, and develop and market its line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The
Company does not anticipate having within the next
12 months any cash flow or liquidity problems

Purchases by Affiliates

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold

The 5,000,000 Shares are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

The Shares are offered by the Company on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold.
Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by the Company. In the event that $15,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses.
During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general.
Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale

All of the 750,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule
144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least on year, including persons who may be deemed Affiliates of the Company
(as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation
Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect,"
"anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control.
The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year
2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

USE OF PROCEEDS
Following the sale of the 5,000,000 Shares Offered by the Company there will be a gross proceeds of $20,000 (less certain expenses of this offering).
These proceeds will be used to provide start-up and working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds  Minimum Offering   Maximum Offering
                 Amount  Percent    Amount  Percent
Transfer Agent
Fee              $600.00   4.0%    $800.00     4.0%
Printing Costs   $500.00   3.3%    $800.00     4.0%
Legal Fees     $7,500.00  50.0%  $7,500.00    37.5%
Accounting Fees  $575.00   3.8%  $  575.00     2.9%
Sales
Commissions      $  0.00   0.0%       0.00     0.0%
Working Capital $5,825.00 38.8 % $10,325.00   51.6%
Total          $15,000.00 100.0 % $20,000.00 100.0 %

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and use for general working capital purposes or allocated according to the discretion of the Board of Directors.
Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements.
The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of July 31, 1999, the net tangible book value of the Company was $3,000.00 or $0.004 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $23,000.00 or $0.004 per Share, which would represent an immediate increase of $0 in net tangible book value per Share and $_0_ per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

The following table illustrates the pro forma per Share dilution:

                              Assuming Maximum Shares
                                      Sold
Offering Price(1)                     $0.004
Net tangible book value per share
before Offering(2)                    $0.004
Increase Attributable to
purchase of stock by new
investors(3)                          $0
Net tangible book value
per Share after
offering(4)                           $0.004
Dilution to new
investors(5)                          $0
Percent Dilution to new
investors(6,7)                         0%


(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.004) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.

(3)The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($0.004) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering
($0.0046) and subtracting from it the net tangible book value per share before the offering ($0.004) for an increase of $__.006______.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($_.0046_____) from the offering price of the Shares in this offering ($0.004), giving a dilution value of ($0).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors
($0.0006) by the offering price per Share ($0.0004) giving a dilution to new investors of 5.08%.

PLAN OF DISTRIBUTION

The Company will sell a maximum of 5,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis.. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to the Company will be $20,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see
"Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.

Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. The Company may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus
(such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as the Company determines to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,AND CONTROL
PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since May 19, 1999. There are no other persons which can be classified as a promoter or controlling person of the Company.

Lewis Eslick.

Mr. Eslick, age 60. 1991 - Present: Mr. Eslick has been a Director and President of the issuer since its inception December 3, 1991. Since August of
1995 he has been an owner and served as
Geschaeftsfuehrer (Managing Director)  of Xaxon
Immobilien und Anlagen Consult GmbH. Under Mr.
Eslick's direction the company was awarded full 34-C
License which allows every business except banking operations. The Company consults with major development companies of the European Economic
Community and the United States.

Prior to that Mr. Eslick was Chief Executive Officer of Travel Masters Travel Masters. Under his direction he developed strategy, Pro-forma and the structure to establish a central reservation complex to replace Airline City Ticketing Offices utilizing
Electronic Ticket Delivery Networks (ETDN) which led to ticket-less travel.

From 1986 to 1993 he was Chief Executive Officer of
Mirex, Inc. While serving as President of this international consulting firm, was responsible for several successful negotiations on behalf of Bechtel
Engineering and Minerals including the following:

A twelve berth harbor to accommodate ocean cargo vessels of up to 50,000 DWT. At Mawan Harbor, the mouth of the Pearl River.

The Shenzhen Petro-Chemical Refinery with an operating capacity of 68,000 barrels per day.

Arranged financing for the Mawan Port Facility with the assistance of Triad Enterprises S.A., Banco
Arabe de Espanole, secured a Bank Commitment in the amount of $375,000,000 USD with very favorable interest rates and set off payments of the principal for the projects.

Industrial Development Revenue Bond negotiated with the State of Nevada on behalf on Mirex, Inc. in the amount of $12,000,000 USD for special projects.

From 1983 to 1986 Mr. Eslick conceptualized and delivered to E.F. Hutton the plan for what is now known as Reservoir Inadequacy Insurance. The method by which investors are protected against inadequate oil reserves or dry wells. Developed and co-authored with Lloyds of London, the syndication that backed the policies.

From 1981 to 1983: he was the project manager for Rosendin Electric overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed;

From 1979 to 1981 he Served as the Managing Director
of  Interface lndrocarbuare, Inc.  S.A.   A
Corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany that actively traded in the international spot oil market.

From 1955 to 1958 he served in the US Navy as an Aviation Electronics Technician. Honorable
Discharge.

Attended and graduated High school in Marysville, California.

Paul Eslick

Mr. Eslick, age 64.  Mr. Eslick has been retired.
During his retirement Mr. Eslick has been active in the purchase and sale of antique furniture, antique glassware and other antique collectibles. Mr.
Eslick has also dealt in antique art and the history of various antique and early American arts.

1993 to 1995:  Mr. Eslick was employed at Mize
Automotive Service where he worked as the senior mechanic specializing in automotive electronics and electrical systems.

1986 to 1993:  Mr. Eslick was self in the Automotive
Service Industry. He primarily worked on the electronic components and electrical systems of various makes of automobiles.

1973 to 1986:  Mr. Eslick was employed at Sills
Automotive where he initially worked as a line mechanic and was promoted to Service Manager. In his employment in this position he exhibited leadership skills and superior job scheduling abilities.
1956 to 1972: Mr. Eslick started as a line mechanic and was promoted to Chief Maintenance Mechanic and later to Assistant Service Manager for the United
States Naval Air Station, Alameda, California.

Military:  July 1951 to 1955 United States Air Force
Aviation Maintenance, Jet Engine Specialist

PATSY HARDING

Patsy Harding, Age 58.  1996 to present  Mrs.
Harting is been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow
Hospital, Chico, California. Mrs. Harting's duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion a very successful restaurant located at 6047 Clark
Road, Paradise California. She operated a thriving business and supplied Specialty Pies to the largest restaurants in Chico and Orville California for over twelve years. Mrs. Harting sold her business interests in the early part of 1996.

Mrs. Harting has never served as an Officer or Director of any Publicly traded Company.

Education:  Nurses Training, Oakland, California and
Doctors Office Assistant, Oakland California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of    Name ofBeneficial   Amount and   Percent of
Class             Owner         Nature of    Class
                                Beneficial
                                Owner

Common Stock  Lewis M.Eslick     125,000        16.66%
Common Stock  Paul J.C.Eslick    125,000        16.66%
Common Stock  Howard Stiebel     125,000        16.66%
Common Stock  Kathryn Stiebel    125,000        16.66%
Common Stock  Sandra L.Duncan    125,000        16.66%

(1) Other than the Shares owned by Lewis Eslick and Paul Eslick none of the other officers or directors of the Company own any of the Shares.

(2) None of the Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares:
(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;
(b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2.
As of the date of this Form SB-2, the Company has 750,000 Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.
There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but
Unissued Stock

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 95,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management.
If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent

The Company intends to engage the services of
Pacific Stock Transfer Company, P.O. Box 93385 Las
Vegas, Nevada  89193  (702) 361-3033  Fax (702) 732-
7890

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.
The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes,
(iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section
78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

DESCRIPTION OF BUSINESS

Executive Summary

Bepariko BioCom, a Nevada Corporation, holds worldwide patent rights for electronic multiple fingerprint recognition procedures and systems.
Bepariko BioCom provides the digitization of all ten of the users fingers encoded onto a database with the key fingerprint stored on the users corresponding Smart Card.

The patent license granted Bepariko, covers the digitization of all ten of the users fingerprints into a database with a corresponding SmartCard also containing all the users fingerprints. The patent is both objective and subjective. Objectively the patent application uses all ten of the users' fingerprints, subjectively the user may select which fingers he may use for their personal identification code, and they may selectively substitute other fingers for his access security code.

The Company was founded for the purpose of providing unparalleled security for access codes. Multi-fingerprint access codes provide absolute security in a multitude of applications. Some of the most obvious applications are Credit Cards, Bank ATM
Cards, Identification Cards, Computer Assess, Remote
Controls, Access Controls, Military Requirements,
Automobile Locking Systems, Automobile Anti-theft Systems,
Safes, Deposits and Accounts.

The security for card users is accomplished by
digitizing all ten of the users fingerprints encoded
onto a database with the Key fingerprint stored on
the users corresponding Smart Card. The key
fingerprint gains access to the doorway of the
database, which than allows the Card User to select
his personal identification coded fingerprints for
absolute identification.  These fingerprints may
also be stored in a remote access control database.
To use the card, the user must pass his card through
a normal magnetic card reader and place his personal
identification coded fingers onto the fingerprint
reader.  When the personal identification coded
fingers and the database match those of the user,
access is granted.  If there is no match, access is
denied.  This is only one example of the innumerable
applications of this most flexible patent license
granted Bepariko BioCom.   For the first time the
cardholder is guaranteed that his card is absolutely useless to any other person.

Remote access controls are easily adapted for such applications as Hotel Room and Office entrances.
The system can be applied to Security Personnel and employees who presently are required to use card type identification.

The following are some of the most apparent ways that Bepariko's System will be applied:

1. Consumer Credit Card Companies, suffer monumental annual losses due to stolen, lost and fraudulent credit cards. The Multi-fingerprint access codes provide absolute security for these Credit Cards and the issuing Companies.

2. The authorized User encodes their fingerprints onto their Credit Card with a duplicate into the database. The card is scanned for the users credit ability, this alerts the security systems. For the user to consummate the purchase he must place his selected code fingers onto the fingerprint reader.
Upon the electronic match of the fingerprints the purchase is consummated. If there is no match, the purchase is denied.

3. Hotel and Hotel/Casino applications, the database for the system is kept on the premises with the capabilities to integrate with other database applications worldwide through existing communication satellites. The guest's fingerprints are recorded at the registration desk upon his arrival. Thereafter, the guest will access his room or he can make purchases by the use of his fingerprint in a fingerprint reader. The system would also incorporate the staff of the hotel and the food and beverage servers. For casino applications a fingerprint reader attached to the gaming machines and gaming tables allows the guest to participate in gaming activities and charge those activities to the credit card he used upon his arrival. The guest can randomly select the finger he desires to use at any time. This affords the proprietor and the guest the highest degree of security available.

4. Bank ATM Cards currently require access numbers or pin numbers to access the customers account. The
Multi-fingerprint access codes provide absolute security for the ATM Card User and the Banks issuing the cards. The authorized User encodes his fingerprints onto the ATM Card with a duplicate into the databases of the Banks. Upon the electronic match of the fingerprints the User accesses his account. If there is no match, entry to the account is denied.

5. Identification Cards for Medical Insurance
Coverage's currently have no security. According to the New England Journal of Medicine and the US
Congressional Committee, March 1995 there is $75 to
$80 billion estimated as fraudulent charges in Medical Insurance Coverage's annually. A Multi-fingerprint access coded Medical Identification Card would provide absolute security against fraudulent use in this industry.

6. Computer Assess through the use of the Multi-fingerprint access codes would provide absolute security in this industry. This could also be adapted to Internet Credit Card purchases without fear of misuse of the Credit Card.

7. Remote Controls governed through the use Multi-fingerprint access codes provides absolute security in these applications.

8. Access Controls governed through the use Multi-fingerprint access codes provides absolute security in these applications.

9. Military Requirements provide the possibility for various uses of the Multi-fingerprint access coded systems to provide absolute security in these applications.

10. Automobile Locking Systems and Automobile Anti-theft Systems can incorporate the Multi-fingerprint access codes through the onboard computer already on the automobile to provide absolute security against theft of the automobile.

Company /Business Summary

This is a business that is organized as an International Corporation; a business to be owned by the public at large and operated in accordance the directives of the Board of Directors. Bepariko's management is committed to continually maintain, develop, and enhance its system to meet the changing processing needs of industry. In developing its service products, Bepariko will be stressing responsiveness to the needs of its clients through client contact and customer service.

Security provision and administrative costs have significantly escalated over the past years. The administrative offices of security systems worldwide have tried many methods of reducing these costs.
There are visual signature comparisons, multiple identification comparisons and photographic image comparisons. These methods incorporate the possibility of human error. Nearly everyone recognizes the potential of new technologies to improve security, eliminate human error and lower costs.

Bepariko recognizes that costs related to lose theft and fraudulent use of cards and access systems amount to billions of dollars annually. These loses give rise to the current dilemma of security and costs which then percolate down to manifest in a myriad of additional problems. Some of the cost problems evident in the consumer products industry are distinguished in the following categories:
Bepariko Multi-fingerprint access coded systems provide absolute security in these and many other applications. Bepariko provides an economical high quality business solution to lowering costs, preventing fraudulent uses and providing absolute security. Building of new database systems is not required for these applications. However, cooperation, equanimity, and the conviction that Bepariko's Multi-fingerprint access codes will lower and then contain loses in these fields through theft and fraud. The focus must be on reforming the identification systems for the users.

To best impact the markets and achieve the goal of lowering costs due to loses from fraud and theft it was determined early on that providers needed immediate relief from these financial burdens. It is therefore imperative to personalize the user card within a safe security system that eliminates the possibility of human error. Therefore, that system must identify the user by connecting the card to a database system that identifies the User as the card owner.

Simply, the system will operate as a security manager that will connect users to database systems for the purpose of authorizing use, service, or purchase of the User. The computerized system will work in a similar manner to existing systems, i.e., the information exchange requirement between the Card Reader with its fingerprint cradle, the Provider and the User is known.

Patent History Overview
The patent of the Multi-fingerprint Recognition systems and registered the patent with the Federal
Republic of Germany under patent number 43 22 445.
The patent was granted on June 7, 1993. Following the granting of the patent in Germany it was registered, filed for and granted throughout the Nations of the European Economic Community. This was followed by the registration of the patent in the United States of America and every industrialized Nation of the world.

Product / Service and Competition

There are no natural marketplace controls for security systems that will significantly lower costs due to theft and fraud. The Bepariko Multi-fingerprint Security System business plan is specifically designed to create this common marketplace. By establishing working relationships with the current providers of services requiring ultimate security Bepariko can integrate its Security Systems into existing databases. This will bring about a dramatic decrease in loses due to theft and fraud. This integration can be accomplished very rapidly by incorporating existing systems and programs with the Bepariko patent.

The key to accomplishing the difficult task of lowering costs due to theft and fraud will be achieved by establishing the integration of Bepariko's Security Systems into existing databases.
This will require the installation of new card readers that incorporate the fingerprint identification cradle. It was determined early on that there would be a cost involved in replacing current card readers. However, this cost would be minor when compared the savings in losses due to theft and fraud.

Company Background

Business History

The founders of Bepariko BioCom have spent over two years and considerable capital researching the practical applications for the use of Multi-
Fingerprint identification systems in today's market place. The company has negotiated with several international corporations for the application of the patent into existing systems and developing new systems where its application is desired. To facilitate contracts with these potential users of the Multi-Fingerprint Identification Patent Bepariko
BioCom finds it necessary to raise additional capital.

Growth and Financial Objectives

The first year goal of Bepariko BioCom is to have a
minimum of 6 major contracts with internationally
recognized customers such in operation within the
next twelve months.   Bepariko BioCom will have met
its projected goal with subsequent annual growth in revenues equal to the projected rate of 20% per year.

                               5 YEAR SALES FORECAST
                           (all numbers in millions)
                           2000  2001  2002  2003  2004

Credit Card Industry        12    17    30    55    90
Medical Insurance Cards      7    10    18    35    60
ATM Access Machines          4     6    10    15    25
Total Sales                 23    33    58   105   175

Sales forecasts are based on the anticipated demand for proven security systems in today's market place.
These forecasts do not take into account what the demand could be if these systems were introduced into the computer industry and the world of the Internet

Legal Structure and Ownership

The company is organized as a Nevada Corporation, which has filed all the necessary paperwork with the Secretary of State of Nevada to gain its corporate certificate and all appropriate permits.

Market Analysis Summary

Biometrics Recognition Systems is the wave of the immediate future and the leading edge of electronic security systems. With the unparalleled growth of merchandise sales over the Internet, approximately
16 billion dollars by 2001 it will be imperative for marketing company's to initiate a security system for their customers. It is therefore imperative to personalize the users cards within a safe security system that eliminates the possibility of human error. That system must identify the user by connecting the card to a database system that identifies the User as the card owner. There is no other company that holds a patent such as the patent license owned by Bepariko. The lack of competition in the market combined with Bepariko's unique expertise and approach make success highly probable.

Simply, the system will operate as a security manager that will connect users to database systems for the purpose of authorizing use, service, or purchases by the user. Bepariko's multi-fingerprint recognition system will work in a similar manner to existing systems. The information exchange requirement between a Card Reader with its fingerprint cradle, the Provider and the User is known and practiced in commercial applications currently.

Industry Analysis

It is estimated, by the New England Journal of Medicine, that medical insurance programs lose more than 88 billion dollars annually due to the fraudulent use of Medical Insurance ID Cards.
Credit Card and ATM Card losses worldwide are almost impossible to calculate. Pin Numbers and Picture
Identification has not worked to slow the tide of losses. Fingerprint recognition systems are being installed worldwide in a variety of applications.
The Government of Spain currently has the use of fingerprint recognition systems to identify medical card users. The United States Government has introduced several applications of fingerprint recognition systems into the public sectors. Many
States, Governments and Corporations worldwide have systematically began the use of fingerprint recognition systems.

Target Market

The markets targeted by Bepariko include the following: Internet access and purchases, Computer
Access systems, Cards for Medical Insurance
Coverage, Major Credit Cards, Bank ATM Cards,
Military Identification Requirement applications,
Automobile Locking Systems and Anti-theft Systems,
Welfare recipients and Social Programs and the Hotel and Hotel and Hotel/Casino the Gaming Industry.
There are many other applications that have presented themselves over the last few months including Internet Gaming and Internet purchasing wherein the User has absolute security in his Customer
Profile

Major Competitors and Participants

Bepariko BioCom has no competition in the patented application of its Multi-Fingerprint recognition systems. There are several companies using the single fingerprint recognition systems in their applications. These companies do not present any real competition due to their failure to have the ability to offer to their clientele the security contained in the Bepariko Multi- Fingerprint recognition systems.

PLAN OF OPERATION

Financial Objectives

The financial plan and analysis section of this business plan details the projected operating results, financial position, cash budgets, and break-even point. Below is a chart that summarizes the financial objectives for the five-year planning period beginning in 1997.

Operating Performance Highlights

                         2000  2001  2002  2003  2004
Net Sales                $144  $173  $208  $249  $298
Gross Profit             $130  $156  $188  $224  $269
Net Income               $ 74  $ 94  $120  $145  $179

Plans for Financing the Business

The shareholders of Bepariko BioCom have contributed all of the necessary capital to obtain the License for the Patent. Additionally the shareholders have expended all the necessary capital to research the markets for the application of the patent and to establish the Company and its offices.

The Company will seek out joint venture partners or merger/acquisition candidates to assist it in furthering its business plans.

Projected Market Growth and Market Share Objectives

Bepariko's sales goals are modest with a target of 6 customers by the end of year one. It is estimated that Bepariko's market share is only a very small portion of the existing market, but the potential market for the use of Bepariko's Patent is worldwide in vertical applications from government to the private sectors. Annual growth is assumed to be at least at the national projection of 20% for each of the next five years. These goals seem to be modest and achievable when compared with the customer list of potential clients.

Marketing Plan

Creating and Maintaining Customers

Bepariko BioCom will attract its customer base by providing total privacy and absolute security for its clients. Bepariko BioCom will competitively price its application systems and fairly price the service and support for those systems. Through dedication, hard work and a customer driven approach the company can take all risks out of the Biometrics
Security Systems. Customers will quickly recognize that the company's main "asset" is its patent and dedicated owners and staff. And as is often the case with service oriented businesses, new customers will be created as current customers begin to appreciate the security, skill, expertise, and knowledge of Bepariko BioCom. Those customers will recommend
Bepariko BioCom to the business community and will help to broaden the customer base.

DESCRIPTION OF PROPERTY

The Company does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY ANDRELATED STOCKHOLDER
MATTERS

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of
Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Since the inception of the Company on April 2, 1997, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Barry L. Friedman.
Mr. Friedman was engaged by the Company on or about
June 24, 1999.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES

None

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i)  Include any prospectus required by
section 10(a)(3) of the Securities Act;

        (ii)  Reflect in the prospectus any
facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii)  Include any additional or changed
material information on the plan of distribution.

(2)  For determining liability under the Securities
Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) Insofar as indemnification for
liabilities arising under the Securities Act of
1933 (the "Act") may be permitted to directors,
officers and controlling persons of the small
business issuer pursuant to the foregoing
provisions, or otherwise, the small business
issuer has been advised that in the opinion of
the Securities and Exchange Commission such
indemnification is against public policy as
expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE OF CONTENTS

                                             PAGE #
INDEPENDENT AUDITORS REPORT                       1

ASSETS                                            2

LIABILITIES AND STOCKHOLDERS' EQUITY              3

STATEMENT OF OPERATIONS                           4

STATEMENT OF STOCKHOLDERS' EQUITY                 5

STATEMENT OF CASH FLOWS                           6

NOTES TO FINANCIAL STATEMENTS                  7-11

INDEPENDENT AUDITORS' REPORT

Board of Directors	                    June 24, 1999
Bepariko BioCom
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Bepariko BioCom (A Development Stage Company), as of
June 15, 1999, and the December 31, 1998, and
December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 1999, to June 15, 1999, and the year ended December 31, 1998, and the period
April 2, 1997 (inception), to December 31, 1997.
These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bepariko BioCom (A Development
Stage Company), as of June 15, 1999, December 31,
1998, and December 31, 1997, and the results of its operations and cash flows for the for the period
January 1, 1999, to June 15, 1999, and the year ended December 31, 1998, and the period April 2,
1997 (inception), to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Barry L. Friedman
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

Bepariko BioCom
(A Development Stage Company)

BALANCE SHEET

ASSETS

                         June 15  December  December
                         1999     31, 1998  31, 1997

CURRENT ASSETS             0         0         0
TOTAL CURRENT ASSETS       0         0         0
OTHER ASSETS
Organization Costs (Net)  83        98       128
TOTAL OTHER ASSETS        83        98       128

TOTAL ASSETS              83        98       128


See accompanying notes to financial statements & audit report

Bepariko BioCom
(A Development Stage Company)

BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

                         June 15, December   December
                         1999     31, 1998   31, 1997
CURRENT LIABILITIES
Officers Advances
(Note #5)                $350        $0         $0

TOTAL CURRENT
LIABILITIES              $350        $0         $0

STOCKHOLDERS'
EQUITY: (Note #4)
Preferred Stock Par
Value $0.001
Authorized 10,000,000
shares Issued and
outstanding at
June 15, 1999-
None                      $0         $0        $0
Common stock
Par value $0.001
Authorized 100,000,000
shares Issued and
outstanding at
December 31, 1997-
750,000 shares                                  750
December 31, 1998                     750
750,000 shares
June 15, 1999
750,000 shares              750

Additional Paid-In
Capital                  17,324    17,324    17,324

Deficit accumulated
during Development
stage                   -18,341   -17,976    -17,946

TOTAL STOCKHOLDERS'
EQUITY                       83        98        128

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY:                      83        98        128


See accompanying notes to financial statements & audit report

Bepariko BioCom
(A Development Stage Company)

STATEMENT OF OPERATIONS

                        Jan 1,  Year   Apr 2   Apr 2
                        1999    Ended  1997    1997
                        to      Dec 31 to      Inception
                        Jun 15  1998   Dec 31  to Jun 15
                        1999           1997    1999
INCOME:
Revenue                 $0      $0     $0      $0

EXPENSES:

General,Selling
and Administrative     $350    $0     $17,924  $18,274
Amortization             15    30          22       67

TOTAL EXPENSES         $365   $30     $17,946  $18,341

NET PROFIT/LOSS (-)   $-365  $-30    $-17,946  $-18,341

Net Profit/Loss(-)
per weighted share
(Note 1):           $-.0005  $NIL    $-.0239   $-.0245

Weighted average
Number of common
shares
outstanding:        750,000  750,000  750,000  750,000

See accompanying notes to financial statements & audit report

Bepariko BioCom
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                     Additional  Accumu-
                   Common   Stock    paid-in     lated
                   Shares   Amount   Capital     Deficit

July 24, 1997
Issued for Cash    750,000  $750     $17,324       $0
Net loss April 2,
1997 to December
31, 1997                                         -17,946
Balance,
December 31, 1997  750,000  $750     $17,324    $-17,946
Net Loss Year
Ended December
31, 1998                                             -30

Balance,
December 31, 1998  750,000   750      17,324     -17,976

Net Loss
January 1, 1999
to June 15, 1999                                    -365

Balance, June 15,
1999               750,000  $750     $17,324    $-18,341


See accompanying notes to financial statements & audit report


Bepariko BioCom
(A Development Stage Company)

STATEMENT OF CASH FLOWS

                        Jan. 1   Year    Apr 2   Apr 2 1997
                        1999 to  Ended   1997 to Inception
                        Jun 15   Dec 31  Dec 31  to Jun 15
                        1999     1998    1997    1999

Cash Flows from
Operating Activities
Net Loss                $-365    $-30    $-17,946  $-18,341
Adjustment to
Reconcile net loss
Amortization              +15     +30         +22       +67
To net cash
provided by operating
Activities

Changes in assets and
Liabilities

Organization Costs          0       0       -150      -150
Increase In Current
Liabilities              +350       0          0      +350

Net cash used in
Operating activities        0       0    -18,074   -18,074

Cash Flows from
Investing Activities        0       0          0         0

Cash Flows from
Financing Activities

Issuance of Common
Stock for Cash              0       0          0    +18,074
Net Increase (decrease)     0       0          0         +0
Cash,Beginning of
period                      0       0          0          0
Cash, End of Period         0       0          0          0

See accompanying notes to financial statements & audit report
Bepariko BioCom
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS

June 15, 1999, December 31, 1998, and December 31,
1997

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized April 2, 1997, under the laws of the State of Nevada as Bepariko BioCom The
Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 15, 1999.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109)
"Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting.
Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize the Company are being amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting
Standards No. 128 (SFAS #128) "Earnings Per Share".
Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 15, 1999, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

Year 2000 Disclosure

Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities.

The company's potential software suppliers have verified that they will provide only certified "Year
2000" compatible software for all of the company's computing requirements. Because the company's products and services are sold to the general public with no major customers, the company believes that the "Year 2000" issue will not pose significant operational problems and will not materially affect future financial results.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998, is as follows:

Net operation loss carry forward            $17,976
Valuation allowance                         $17,976
Net deferred tax asset                            0

The federal net operating loss carry forward will expire in 2017 to 2018.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 100,000,000, shares with a par value
$.001 per share.

Preferred Stock

The authorized preferred stock of the corporation consists of 10,000,000 shares with a par value of $0.001 per share.

On July 24, 1997, the Company issued 750,000 shares of its $0.001 par value common stock in consideration of $750.00 in cash to its directors.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional share of common stock.

To Whom It May Concern:	June 24, 1999

The firm of Barry L. Friedman, P.C., Certified
Public Accountant consents to the inclusion of their report of June 24, 1999, on the Financial Statements of Bepariko BioCom, as of June 15, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,



/s/Barry L. Friedman
Barry L. Friedman
Certified Public Accountant


SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-
2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on August 4, 1999.

BEPARIKO BIOCOM


By: /s/    Lewis M. Eslick
Lewis M. Eslick, President

Special Power of Attorney

The undersigned constitute and appoint Lewis M.
Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form
SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature              Title                    Date

/s/ Lewis M. Eslick
Lewis M. Eslick     President (Principal  August 4, 1999
                    Executive Officer)
                    and Director

/s/ Paul Eslick
Paul                Secretary and Director August 4, 1999

/s/ Patsy Harding
Patsy Harding       Treasurer (Principal   August 4, 1999
                    Financial and Accounting
                    Officer)


EXHIBIT 1
Articles Of Incorporation
Of
Bepariko BioCom


Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada
Revised Statutes 78.010 to Nevada Revised Statues
78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:


First: Name

The name of the corporation is Bepariko BioCom, (The
"Corporation").


Second:  Registered Office and Agent

The address of the registered office of the corporation in the State Of Nevada is 6425 Meadow
Country Drive, Reno, NV, and County of Washoe. The name and address of the corporation's Resident Agent in the State of Nevada is Leslie Eslick, at said address, until such time as another agent is duly authorized and appointed by the corporation.

Third:		Purpose and Business

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada
Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized;

(b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d) The Corporation shall have power to make contracts

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same.
The use of a seal or stamp by the corporation on any corporate documents is not necessary. The
Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;
(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l)  The Corporation shall have the power to
purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Forth:		Capital Stock

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is One
Hundred Ten Million (110,000,000), consisting of One
Hundred Million (100,000,000) shares of Common
Stock, par value of $0.001 per share (The "Common
Stock") and Ten Million (10,000,000) shares of
Preferred Stock, which have a par value of $0.001 per share (the "Preferred Stock").

2.  Powers and Rights of Common Stock

(a)  Preemptive Right. No shareholders of the
Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

(b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

(c)  Dividends and Distributions

     (i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

    (ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

    (iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Preferred Stock The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

4.  Issuance of the Common Stock and the Preferred
Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock
(collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common
Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

	Fifth:		Adoption of Bylaws.

	In the furtherance and not in limitation of the powers conferred by statute and subject to Article
Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the
"Bylaws").

Sixth:  Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Seventh:  Board of Directors

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred
Stock, the exact number of directors of the Corporation shall be determined from time to time by a resolution of the Board of Directors. The number of directors shall not be reduced to less than three
(3) if there are more than two shareholders. The director holding office at the time of the filing of these Articles of Incorporation shall continue as a director until the next annual meeting and/or until his resignation or his successor is duly chosen.

Eighth:  Term of Board of Directors.

Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the
Annual Meeting at which such director was elected.
All directors shall have equal standing.

Not withstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article
Forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series

Ninth:  Vacancies on Board of Directors

Except as may otherwise be provided pursuant to
Section 4 of Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

Tenth:  Removal of Directors

Except as may otherwise be provided pursuant to
Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Eleventh:  Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

Twelfth: Special Stockholder Meeting

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Any other person or persons may not call special meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Thirteenth:  Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada
Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

Fourteenth:  Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.

Fifteenth:  Stockholder Appraisal Rights in Business
Combinations.

To the maximum extent permissible under the Nevada
Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

Sixteenth:  Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Seventeenth:  Term of Existence.

The Corporation is to have perpetual existence.

Eighteenth:  Liability of Directors.

No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer.
The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes,
(iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nineteenth: Name and Address of first Director and Incorporator

The name and address of the Incorporator of the Corporation and the first Director of the Board of Directors of the Corporation which shall be one (1) in number. The Board of Directors may from time to time increase the number of directors by Board resolution. At no time shall the director's number less than three if there are more than two shareholders. The name and address of the Incorporator is as follows:


Leslie Eslick
6425 Meadow Country Dr.
Reno, Nevada 89509

I, Leslie Eslick, being the first director and Incorporator herein before named, for the purpose of forming a corporation pursuant to the Nevada Revised
Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 31st day of March, 1997.



By: _______________________________
Leslie Eslick


Verification

State Of Nevada		}
               		}	SS
County Of Clark		}


On this 31st day of March 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Leslie Eslick personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.


By: _______________________________
Notary Public in and for said
County and State





EXHIBIT 2
By laws
of
Bepariko BioCom
Nevada Registration Number C-7097-1997
(the "Corporation")

Article I
Office
The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

Article II
Shareholders Meetings

1.	Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held in the first Week of December each year, or such other date as the Shareholders may designate form time to time. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2.	Special Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. 	Notice of Shareholders Meeting

The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

4. 	Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5.	Record Date

The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of and dividend, or in order to make a determination of shareholders for any other purpose.

6.	Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented any business may be transacted, which might have been transacted at the meeting as originally, noticed.

7.	Voting

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8.	Proxies

At all meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of it's execution.

9.	Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III
Board Of Directors

1.	General Powers

The business and affairs of the Corporation shall be managed by it's Board of Directors. The Board if Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2.	Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.	Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4.	Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or facsimile the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5.	Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice any business may be transacted.

6.	Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7.	Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Directors to be elected at that meeting.

8.	Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

9.	Resignation

A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon it's acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of it's delivery, the resignation shall be deemed accepted.

10.	Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11.	Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12.	Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13.	Chairman

The Board of Directors may elect from it's own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

Article IV
Officers

1.	Number

The officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other
Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In it's discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2.	Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.Removal

Any Officer or agent may be removed by the Board of Directors whenever in it's judgment the best interests Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5.	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or is a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6.	President

The president shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over it's several
Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7.	Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts any other obligations pertaining to the regular course of his duties.

8.	Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meeting of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9.	Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10.	Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11.	Salaries

Salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents.
No Officer shall be prevented from receiving any such salary or compensation by reason of the fact the he is also a Director of the Corporation

12.	Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation, which may come into his hands.

Article V
Contracts, Loans, Checks and Deposits

1.	Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2.	Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of it's obligation under any loan or advance shall be issued in it's name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3.	Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4.	Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from timer to time may determine. Endorsements for deposits to the credit of the Corporation in any of it's duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5.	Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI
Capital Stock

1.	Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of it's employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.	Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3.	Transfer Agent and Registrar

The Board of Directors of the Corporation shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4.	Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates.
A new certificate may be issued without requiring any bond.

5.	Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.
The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII
Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, it's Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII
Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX
Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting.
Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

Article X
Fiscal Year

The fiscal year of the Corporation shall be fixed nd may be varied by resolution of the Board of Directors.

Article XI
Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII
Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.

Monday, April 7, 1997


Bepariko BioCom



By:______________________________________
 Lewis M. Eslick, President